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                                                                    EXHIBIT 23.5

                                   August 18, 1995

Board of Directors
Technitrol, Inc.

     We hereby consent to the reference to this firm and its opinion as to certain tax matters which is contained in the "Certain Federal Income Tax Consequences" section of the Registration Statement on Form S-4 and to the filing of the enclosed form of such opinion as Exhibit 8.1.



                                   Stradley, Ronon, Stevens & Young